                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WASHINGTON GAS LIGHT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          WASHINGTON GAS LIGHT COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          WASHINGTON GAS LIGHT COMPANY

                              1100 H STREET, N.W.
                             WASHINGTON, D.C. 20080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Washington Gas Light Company will be held at the Capital Hilton Hotel, 16th and K Streets, N.W., Washington, D.C. 20036, on Wednesday, February 21, 1996, at 10:00 a.m. for the following purposes, as more fully set forth in the annexed Proxy Statement:

        (1) To elect directors for the ensuing year.

        (2) To ratify the appointment of independent public accountants for 1996.

        (3) To approve the Directors' Stock Compensation Plan and to authorize the issuance of up to 40,000 shares of Common Stock under the Plan.

        (4) To consider and take action with respect to a stockholder proposal relating to cumulative voting, if such proposal is brought before the meeting.

        (5) To transact any other business properly brought before the meeting or any adjournment thereof.

     Each holder of Common Stock and of Serial Preferred Stock, $4.25 Series; $5.00 Series; $4.80 Series; $4.60 Convertible Series; and $4.36 Convertible Series is entitled to one vote for each share of such stock standing in the name of such holder on the records of the Company at the close of business on January 2, 1996.

                                             By order of the Board of Directors,

                                                                 Douglas V. Pope
                                                                       Secretary

January 19, 1996

                               ------------------

                    IMPORTANT NOTICE -- ADMISSION PROCEDURES

     ADMISSION TO THIS YEAR'S MEETING WILL BE LIMITED TO PERSONS WHO (I) ARE LISTED ON THE COMPANY'S RECORDS AS SHAREHOLDERS AS OF JANUARY 2, 1996 (THE "RECORD DATE"), OR (II) BRING A STATEMENT TO THE MEETING SHOWING THEIR BENEFICIAL OWNERSHIP OF COMPANY STOCK THROUGH A BROKER, A BANK OR OTHER INSTITUTION AS OF THE RECORD DATE.

                          WASHINGTON GAS LIGHT COMPANY

                              1100 H STREET, N.W.

                             WASHINGTON, D.C. 20080

                                                                January 19, 1996

                                PROXY STATEMENT

To the Stockholders:

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Washington Gas Light Company (Company) to be used at the annual meeting of stockholders of the Company to be held on Wednesday, February 21, 1996, and at any adjournment thereof. The meeting will be held at the Capital Hilton Hotel, 16th and K Streets, N.W., Washington, D.C. at 10:00 a.m. If the enclosed proxy card is executed and returned, it will be voted in the manner directed, but if not otherwise marked, proxies will be voted "FOR" proposals (1), (2) and (3) and "AGAINST" proposal (4). The proxy may be revoked at any time by notice to the Company or by execution of a later proxy card, to the extent that it has not been exercised.

     Each holder of Common Stock and of Serial Preferred Stock, $4.25 Series; $5.00 Series; $4.80 Series; $4.60 Convertible Series; and $4.36 Convertible Series is entitled to one vote for each share of such stock standing in the name of such holder on the records of the Company at the close of business on January 2, 1996. Outstanding voting securities as of January 2, 1996, consisted of:
43,254,329 shares of Common Stock; 70,600 shares of Serial Preferred Stock, $4.25 Series; 60,000 shares of Serial Preferred Stock, $5.00 Series; 150,000 shares of Serial Preferred Stock, $4.80 Series; 635 shares of Serial Preferred Stock, $4.60 Convertible Series; and 2,341 shares of Serial Preferred Stock, $4.36 Convertible Series. Total outstanding voting securities as of January 2, 1996 were 43,537,905 shares. The matters to be voted upon at the annual meeting are described in this Proxy Statement.

     With respect to the election of Directors, the nine nominees receiving the greatest number of votes shall be elected. With respect to the stockholder proposal, a majority of shares voting on the proposal is required for approval. Abstentions and broker non-votes will not be counted either for or against matters submitted for vote by the stockholders.

                           (1) ELECTION OF DIRECTORS

     At the meeting, nine directors (constituting the entire Board of Directors) are to be elected to hold office for the ensuing year.

     Mr. Sheldon W. Fantle, a member of the Board of Directors since 1984, has reached the age of mandatory retirement from the Board of Directors and is no longer eligible to stand for re-election. The Board of Directors has adopted a Bylaw provision reducing the number of directors from ten to nine effective with the election of Directors at this annual meeting of stockholders.

     It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the nominees named below, all of whom are now serving as directors, unless such authority is withheld. The Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors.

                            MICHAEL D. BARNES, age 52, is a partner in the Washington, D.C.
        PHOTO               law firm of Hogan & Hartson. Mr. Barnes was previously a partner in the law firm of Arent, Fox, Kintner, Plotkin & Kahn
                            (1987-1993). Mr. Barnes was United States Representative from
                            Maryland's 8th Congressional District from 1979 to 1987. He was
                            Commissioner of the Maryland Public Service Commission and Vice
                            Chairman of the Washington Metropolitan Area Transit Commission
                            from 1975 to 1978. Mr. Barnes is a graduate of the University of
                            North Carolina and the George Washington University National Law
                            Center, where he received his law degree with honors. Mr. Barnes is active in several civic and business groups, including the
                            Center for National Policy, the University of Maryland
                            Foundation, the International Human Rights Law Group, and the
                            Council on Foreign Relations. Mr. Barnes has been a Director of
                            Washington Gas Light Company since 1991.

                            FRED J. BRINKMAN, age 67, retired in 1991 as a Senior Partner
        PHOTO               with the firm of Arthur Andersen & Co., independent public accountants (Arthur Andersen & Co. is now Arthur Andersen LLP).
                            From 1981-1989, Mr. Brinkman was Area Managing Partner for the
                            Asia-Pacific Area and Managing Partner of the Washington, D.C.
                            office of Arthur Andersen & Co. From 1989 to June 1991, at which time he retired, he was Senior Partner consulting on global initiatives of Arthur Andersen & Co. From 1991 to present, he has engaged in consulting. Mr. Brinkman is a member of several professional and civic organizations, including the American
                            Institute of CPA's, the Boards of Directors of SHARE, Inc. and of
                            the Academy of Economic Education, and Special Olympics
                            International. Mr. Brinkman also serves on the Boards of Charles
                            E. Smith Residential Realty, Inc. and Figgie International, Inc.
                            Mr. Brinkman has been a Director of Washington Gas Light Company since 1992.

                            DANIEL J. CALLAHAN, III, age 63, retired in 1995 as Chairman and
        PHOTO               Chief Executive Officer of USLICO Corporation, an insurance holding company, a position he held since 1992. Mr. Callahan was previously Vice Chairman of American Security Bank (1991-1992)
                            and served as President of MNC Financial Inc. (1987-1991) and
                            Chairman of the Board and Chief Executive Officer of American
                            Security Corporation and American Security Bank, N.A. from
                            1985-1991. Mr. Callahan also is a Director of FoxMeyer Drug
                            Corporation, ReliaStar Financial Corporation and is on the
                            Advisory Board of Washington Mutual Investors Fund, and of
                            Ferris, Baker, Watts, Inc. Mr. Callahan is on the Atlantic
                            Council, the Federal City Council and is a former Chairman of the
                            Greater Washington Research Center. He has been a Director of
                            Washington Gas Light Company since 1989.

                            ORLANDO W. DARDEN, age 65, is President of OWD Enterprises Inc, a
        PHOTO               real estate investment firm and is a partner in several real estate limited partnerships. He is a graduate of Howard
                            University. Mr. Darden founded and was President and Chief
                            Executive Officer of Community Federal Savings and Loan
                            Association of Washington, D.C., from 1974 to 1981. He has served as Director of the Pennsylvania Avenue Development Corporation
                            (PADC). He also was a trustee and Chairman of the Investment
                            Committee of the District of Columbia Retirement Board. He is a
                            member of the Executive Committee and the Board of Trustees of
                            the Consortium of Universities of the Washington Metropolitan
                            Area and he is also a member of The Greater Washington Board of
                            Trade. He has been a Director of Washington Gas Light Company since 1979 and serves as Chairman of the Audit Review Committee.

                            JAMES H. DEGRAFFENREIDT, JR., age 42, is President and Chief
        PHOTO               Operating Officer of the Company. Mr. DeGraffenreidt joined the
                            Company in 1986 as managing attorney, and was promoted to senior managing attorney in 1988, and then Vice President of Rates and
                            Regulatory Affairs in 1991. He was elected Senior Vice President in May 1993 and was elected President and Chief Operating Officer effective December 1, 1994. Prior to joining Washington Gas Mr.
                            DeGraffenreidt was a partner with a Washington, D.C. law firm where he specialized in public utilities, telecommunications and public finance. Previous to that, he was assistant people's counsel in the Maryland Office of People's Counsel. Mr.
                            DeGraffenreidt earned his Juris Doctor and Master of Business
                            Administration degrees from Columbia University and his Bachelor of Arts degree from Yale College. He is admitted to the District of Columbia Bar and the Maryland Bar, and is a member of the
                            Washington Bar Association and the National Bar Association. He
                            has been a member of the Board of Directors of the Company since
                            1994.

                            MELVYN J. ESTRIN, age 53, is Chairman of the Board and Chief
        PHOTO               Executive Officer of FoxMeyer Health Corporation (formerly
                            National Intergroup, Inc.), a diversified holding company
                            involved in steel production, drug wholesaling and the retail chain store business. He is also Chairman and Chief Executive
                            Officer of Ben Franklin Retail Stores, a retail craft store chain. Mr. Estrin is also Chairman of the Board and Chief
                            Executive Officer of Human Service Group, Inc. (1983-present) and is President and a director of HSG Acquisition Co.
                            (1986-present), both of which are private management and
                            investment firms. Mr. Estrin is a Trustee of the University of
                            Pennsylvania and is active with several charitable organizations, including serving as a Director of The National Council for the
                            Performing Arts and the Endowment Board of the Kennedy Center.
                            Mr. Estrin is a member of The Washington Board of Trade, The
                            Economic Club of Washington and The Business Roundtable. He is a
                            former Commissioner of the National Capital Park and Planning
                            Commission. Mr. Estrin is a graduate of the University of
                            Pennsylvania's Wharton School of Finance. Mr. Estrin is a
                            director of FoxMeyer Health Corporation.; FoxMeyer Drug
                            Corporation; Ben Franklin Retail Stores, UroHealth Systems, Inc.
                            Phar-Mor Inc., FWB Bancorp, and has been a Director of Washington
                            Gas Light Company since 1991.

                            PATRICK J. MAHER, age 59, is Chairman of the Board and Chief
        PHOTO               Executive Officer of the Company. Mr. Maher joined the Company in
                            1974 as Vice President and Chief Financial Officer and was
                            elected Executive Vice President--Finance and Administration in
                            1980. He was President of the Company from October 1987 to
                            November 1992, and he has been Chief Executive Officer since
                            February 1992 and Chairman of the Board since November 1992. Mr.
                            Maher is active in several industry and business groups,
                            including the American Gas Association, where he is a member of the Board of Directors. Mr. Maher serves on the Boards of
                            Directors of the Institute of Gas Technology, the Greater
                            Washington Research Center, the Greater Washington Board of
                            Trade, the Corporation Against Drug Abuse and Public Utilities
                            Reports, Inc. He is a member of the National Petroleum Council and a Trustee of the Federal City Council. Mr. Maher is on the
                            Board of Directors of Crestar Financial Corporation, AEGIS
                            Insurance Services, Inc. and has been a Director of Washington
                            Gas Light Company since 1988.

                            KAREN HASTIE WILLIAMS, age 51, is a Partner with the Washington,
        PHOTO               D.C. law firm of Crowell & Moring, where she specializes in public contract law. Prior to joining Crowell & Moring, Ms.
                            Williams served as Administrator for the Office of Federal
                            Procurement Policy at the Office of Management and Budget
                            (1980-81) and she was Chief Counsel of the Senate Committee on
                            the Budget (1977-1980). Ms. Williams is a member of many
                            professional and civic organizations, including serving as Chair of the American Bar Association Section of Public Contract Law.
                            Ms. Williams is a Director of Crestar Financial Corporation, the
                            Federal National Mortgage Association, Continental Airlines
                            Company and SunAmerica, Inc. Ms. Williams has been a director of
                            Washington Gas Light Company since 1992.

                            STEPHEN G. YEONAS, age 70, is President of the Stephen G. Yeonas
        PHOTO               Company, a real estate investment and development firm. He is a graduate of the American University and the Catholic University
                            of America (Columbus School of Law). In 1946 he founded and served as President (1946-1973) of the Yeonas Company, the largest builder of new homes in the Washington metropolitan area for many years. Mr. Yeonas has been the recipient of numerous professional and civic awards, including American University's
                            Alumni Recognition Award, Catholic University's 1980 Alumni Award
                            for outstanding achievements in the fields of business and finance, Man of the Year Award by the Home Builders Association
                            of Metropolitan Washington, Marketing Man of the Year by the
                            American Marketing Association (Washington Chapter), Virginia
                            Realtor of the Year, the Citizenship of the Year Award (by the
                            American Legion), Member, Northern Virginia Board of Realtors
                            Hall of Fame, Member Home Builders Association of Virginia Hall
                            of Fame and Member, National Association of Home Builders Hall of
                            Fame. Mr. Yeonas also serves on the Board of Directors of
                            Washington Mutual Investors Fund. He has been a Director of
                            Washington Gas Light Company since 1964 and serves as Chairman of the Nominating Committee.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
         (INFORMATION ON COMMITTEE MEMBERSHIP IS FOR FISCAL YEAR 1995)

The Board has established four standing committees:

     The Executive Committee members are: Patrick J. Maher (Chairman), Orlando
W. Darden, Sheldon W. Fantle (who retires from the Board effective February 21,
1996) and Stephen G. Yeonas. There are three alternate members: Michael D. Barnes, Daniel J. Callahan, III and Melvyn J. Estrin. This committee may exercise all of the authority of the Board of Directors when the Board is not in session. This committee did not meet during the fiscal year which ended September 30, 1995 (fiscal year 1995).

     The Audit Review Committee members are: Orlando W. Darden (Chairman), Daniel J. Callahan, III, Sheldon W. Fantle, and Stephen G. Yeonas. Functions of the Audit Review Committee include recommending the independent public accountants to be engaged by the Company, reviewing with the independent public accountants the financial statements and their accompanying report and reviewing the Company's system of internal controls and the adequacy of the internal audit program. This committee held six meetings during fiscal year 1995.

     The Nominating Committee members are: Stephen G. Yeonas (Chairman), Michael
D. Barnes, Patrick J. Maher and Karen Hastie Williams. Functions of the Nominating Committee include maintaining a roster of persons for consideration as members of the Board of Directors and recommending procedures for filling vacancies on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders; the name and resume of each such nominee should be sent to the Chairman of the Nominating Committee. This committee held two meetings during fiscal year 1995.

     The Personnel & Compensation Committee members are: Sheldon W. Fantle (Chairman), Fred J. Brinkman, Daniel J. Callahan, III and Melvyn J. Estrin. The Personnel & Compensation Committee considers compensation and benefits for directors and officers of the Company and succession planning matters. There was one meeting of this committee during fiscal year 1995.

     The Board of Directors held 11 meetings during fiscal year 1995.
                                ---------------

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid an annual retainer of $17,000 and $900 per meeting of the Board, committee of the Board and stockholders which they attend. Directors who have served a minimum of 5 years on the Board are eligible to receive a retirement benefit which continues for 10 years. For Directors who have 10 years of service at the time of their retirement from the board, the annual benefit is equal to the retainer payable at the time of their retirement from the Board. For Directors who retire after at least 5 years of service but fewer than 10 years of service on the Board, the benefit is ratable (i.e., 50% of the retainer after 5 years of service, 60% after 6 years of service, etc.).

                          BUSINESS RELATIONSHIPS WITH
                            ASSOCIATES OF DIRECTORS

     The law firm of Crowell & Moring, with which Ms. Williams is a partner, performed legal services for the Company during fiscal year 1995.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership information as of January 2, 1996, regarding the Company's outstanding equity securities by each director, the executive officers named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group.

                                                                           AMOUNT
                                                                         AND NATURE      PERCENT
                                                                        OF BENEFICIAL      OF
        TITLE OF CLASS                 NAME OF BENEFICIAL OWNER          OWNERSHIP*       CLASS
-------------------------------    ---------------------------------    -------------    -------
Common Stock...................    Michael D. Barnes................         1,250         **
Common Stock...................    Fred J. Brinkman.................         2,000         **
Common Stock...................    Daniel J. Callahan, III..........         6,000         **
Common Stock...................    Patrick E. Clarke................        32,104         **
Common Stock...................    Orlando W. Darden................           400         **
Common Stock...................    James H. DeGraffenreidt, Jr. ....        36,705         **
Common Stock...................    Melvyn J. Estrin.................         7,724         **
Common Stock...................    Sheldon W. Fantle................        19,246         **
Common Stock...................    John K. Keane, Jr. ..............        15,618         **
Common Stock...................    Patrick J. Maher.................        82,679         **
Common Stock...................    Joseph M. Schepis................        27,360         **
Common Stock...................    Karen Hastie Williams............           400         **
Common Stock...................    Stephen G. Yeonas................         7,795         **
All directors and executive
  officers as a group:
     Common Stock...................................................       312,283         **

---------------
 * All shares are directly owned by persons shown in this table except the following shares which are owned indirectly: (i) 20,100 shares are held by executive officers in the Company's Savings Plan for Management Employees,
   (ii) 2,000 shares are owned by Mr. Callahan's wife, and Mr. Callahan disclaims beneficial ownership of those shares, (iii) 12,400 shares are held by Mr. Clarke's wife and mother-in-law, and (iv) 493 shares are held by two of Mr. Maher's adult children, and Mr. Maher disclaims beneficial ownership of those shares.
** Less than 1% of class outstanding.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                             ANNUAL COMPENSATION                  AWARDS
                                        ------------------------------          -----------
                                                                OTHER           RESTRICTED         ALL
           NAME AND              FISCAL                         ANNUAL            STOCK           OTHER
      PRINCIPAL POSITION         YEAR    SALARY     BONUS  COMPENSATION(1)      AWARDS(2)    COMPENSATION(4)
-------------------------------  ----   --------   --------     ------         -----------   --------------
Patrick J. Maher...............  1995   $365,000   $225,000     $3,064         $      0          $6,000
  Chairman of the Board and      1994    365,000    225,000      3,064                0           6,419
  Chief Executive Officer        1993    335,000    160,000      2,023          665,625(3)        8,937

James H. DeGraffenreidt,Jr. ...  1995    225,000    150,000        693          221,250(3)        6,000
  President and                  1994    155,000     65,000        453                0           5,627
  Chief Operating Officer        1993    128,333     35,000        125          199,688(3)        5,133

Joseph M. Schepis..............  1995    145,000     90,000        647          101,406(3)        5,243
  Senior Vice President and      1994    123,000     32,000        410                0           4,920
  Chief Financial Officer        1993    112,917     26,000        111           77,656(3)        4,502

Patrick E. Clarke..............  1995    166,000     65,000      1,920                0           6,000
  Senior Vice President          1994    166,000     50,000      1,421                0           6,160
                                 1993    151,250     39,000        861          210,781(3)        6,050

John K. Keane, Jr. ............  1995    161,000     65,000      1,755                0           6,000
  Senior Vice President          1994    161,000     47,000      1,691                0           6,110
  and General Counsel            1993    156,000     35,000        751          122,031(3)        6,240

---------------

(1) This column reports taxes paid by the Company on behalf of the named executive officer relating to group term life insurance coverage with benefits exceeding $50,000.

(2) The number and value of the aggregate restricted stock holdings (reflecting the effect of a 2-for-1 stock split effective May 1, 1995) at the end of fiscal year 1995 for the named executive officers was as follows: Patrick J. Maher, 18,000 shares valued at $357,750; James H. DeGraffenreidt, Jr., 20,700 shares valued at $411,413; Joseph M. Schepis, 8,300 shares valued at $164,963; Patrick E. Clarke, 5,700 shares valued at $113,288, and John K. Keane, Jr., 4,400 shares valued at $87,450.

(3) Restricted stock awards are reported at the aggregate market value on the date of the grant. Market values per share and numbers of shares have been restated to reflect the effect of a 2-for-1 stock split effective May 1, 1995. The fiscal year 1993 restricted stock awards shown were granted on March 31, 1993, effective June 1, 1993. The market value on the grant date was $22.1875 per share. The number of shares and vesting schedule for restricted shares granted in fiscal year 1993 for the named executive officers was as follows: Patrick J. Maher, 30,000 shares, with shares vesting in increments of 20% on each anniversary of the effective date of the award, except the last 20% increment which vests on April 20, 1998; James H. DeGraffenreidt, Jr., 9,000 shares, with shares vesting in increments of 10% on each anniversary of the effective date of the award; Joseph M. Schepis, 3,500 shares, with shares vesting in increments of 10% on each anniversary of the effective date of the award; Patrick E. Clarke, 9,500 shares, with shares vesting in increments of 20% on each anniversary of the effective date of the award, except the last 20% increment which vests on September 14, 1998, and John K. Keane, Jr., 5,500 shares, with shares vesting in increments of 10% on each anniversary of the effective date of the award, except the last 40% which vests on January 19, 2000. The fiscal year 1995 restricted stock awards shown were granted on October 25, 1994, effective November 1, 1994. The market value on the grant date was $18.4375 per share. The number of restricted shares granted in fiscal year 1995 for the named executive officers was as follows: James H. DeGraffenreidt, Jr., 12,000 shares, and Joseph M. Schepis, 5,500 shares. The awards to Messrs. DeGraffenreidt and Schepis vest in increments of 10% on each anniversary of the effective date of the awards. Dividends are paid on restricted shares from the effective date of the awards.

(4) This column reports the Company's matching contributions to the Company's Savings Plan for Management Employees during the applicable fiscal years.

                                ---------------

     The Company maintains a trusteed, noncontributory pension plan covering all active employees and vested former employees of the Company and its utility subsidiaries. Executive officers also participate in a nonfunded Supplemental Executive Retirement Plan (SERP). Upon normal retirement (age 65), or at age 60 with 30 years of benefit service, each eligible participant is entitled under the SERP to an annual benefit that is based on both years of benefit service (up to a maximum of 30 years) and final average compensation, including any amounts paid or deferred under the Executive Incentive Compensation Plan. Under certain conditions, participants may elect to have a portion of their SERP benefit paid in the form of a lump sum.

     The following table shows the estimated annual single life benefits payable under the pension plan and SERP upon normal retirement (age 65) to executive officers in various salary and years-of-service classifications:

                         FINAL                        YEARS OF BENEFIT SERVICE
                        AVERAGE                 ------------------------------------
                     COMPENSATION                  10            20            30
            -------------------------------     --------      --------      --------
            $100,000.......................     $ 20,000      $ 40,000      $ 60,000
             200,000.......................       40,000        80,000       120,000
             400,000.......................       80,000       160,000       240,000
             600,000.......................      120,000       240,000       360,000
             700,000.......................      140,000       280,000       420,000
             750,000.......................      150,000       300,000       450,000

     Each of the five executive officers named above in the Summary Compensation table has 30 years of benefit service except Mr. DeGraffenreidt, who has 13 years of benefit service. Benefits shown in the pension table are not subject to reductions for Social Security.

                                ---------------

               REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

     The Personnel and Compensation Committee of the Board of Directors (P & C Committee) has responsibility for recommending levels of executive compensation for consideration by the Company's Board of Directors. The objective of executive compensation is to provide remuneration which fairly reflects corporate performance and achievements and responsibilities of each executive officer. Executive compensation is also intended to provide rewards and incentive for achievement of long-term growth in shareholder value and to attract and retain experienced corporate executives.

                       ELEMENTS OF EXECUTIVE COMPENSATION

     The P & C Committee's philosophy is that total compensation for each of the Company's officers should be competitive with executives having similar experience and responsibility. This compensation should also reflect the individual performance of each officer as well as corporate performance. To accomplish these objectives, each officer's compensation is composed of base salary and elements of short-term and long-term incentive compensation. Short-term and long-term incentive compensation is "at risk," in that payment of any such compensation depends upon performance of the individual officer and performance of the Company as a whole.

     The following is a description of these elements of each officer's compensation.

     Base Salary: The P & C Committee intends base salary levels of officers to be set at a level somewhat below market levels for officers of similar experience and responsibility. To reach a competitive level of total compensation, the officer then has an opportunity to earn incentive compensation, as described further below. This approach to determination of base salary is seen by the P & C Committee to better align the interests of the officers of the Company with the interests of the stockholders.

     To determine competitive compensation levels, management of the Company obtains data on executive compensation paid by other utility and non-utility companies. Based on that information and in consideration of each officer's responsibility and performance, the Chairman and CEO of the Company makes specific recommendations for salary adjustments for all executive officers except himself. The P & C Committee reviews these recommendations in consultation with an independent advisor retained by the P & C Committee. Based on this consultation and the data on industry compensation levels, the P & C Committee makes a final recommendation to the full Board of Directors as to all executive officers, including the Chairman and CEO (whose compensation is described further below).

     For fiscal year 1995 (October 1, 1994 through September 30, 1995), the P & C Committee decided that the officers' base salaries should generally remain unchanged from levels set in FY 1994. The only base salaries which were modified were those of officers whose responsibilities increased and those officers having salaries that were significantly below current market levels. This approach was taken to generally place base salaries below overall market rates, and to leave the opportunity for each officer to meet or exceed market compensation through incentive pay. This practice is designed to encourage higher levels of performance by the Company officers.

     Short-Term Incentive Compensation: Short-Term incentive compensation for executive officers is earned under the Company's Executive Incentive Compensation Plan (EICP). Payments can only be made under the EICP if the Company's rate of return on common stock equity exceeds a threshold amount predetermined annually by the Board of Directors. For Fiscal Year 1995, that minimum threshold was determined to be the return on equity that results when net income applicable to common stock is at least $52.8 million. For FY 1995, that return on equity was 10.6%. Since the Company earned $61.6 million and 12.3% on its common equity, the threshold was exceeded, and individual awards were allowable under the EICP.

     Individual awards under the EICP are considered by the P & C Committee annually in conjunction with base salary adjustments. The Chairman and CEO makes recommendations to the P & C Committee for EICP awards for each executive officer except himself. These recommendations include evaluation of the following factors applicable to the executive officers: (i) success in meeting established corporate and departmental goals, (ii) managing resources within established departmental budgets, (iii) effectiveness in areas of leadership, planning and teamwork, (iv) peer evaluations and (v) comparison of incentive compensation in the natural gas distribution and other industries, based on data supplied by the outside study of executive compensation. The P & C Committee considers the amount and bases for these recommendations in consultation with its independent advisor and makes final recommendations to the full Board of Directors.

     Long-Term Incentive Compensation: In February 1990, the stockholders of the Company approved the adoption of a Long-Term Incentive Compensation Plan (LTICP). The LTICP provides a long-term element of compensation for executive officers. The plan is intended to promote achievement of long-term growth of the Company by assisting in the recruiting and retention of key employees, including the Executive Officers. Under the LTICP, there may be awards of Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares and Dividend Units. The P & C Committee is the Administrator of the LTICP and has the authority to grant awards under the LTICP. Specific awards are granted based upon consideration of the individual officer's responsibility for, and contribution toward, achievement of long-term objectives in enhancement of the Company's shareholder value, financial stability and competitive position. To date, awards have only been granted in the form of Restricted Stock. Awards were made to two officers under the LTICP during FY 1995.

            COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     In October 1994, the P & C Committee decided to keep base salary unchanged for Mr. Maher during FY 1995, reflecting an approach by the P & C Committee that an increased percentage of the total compensation of the Chairman and CEO should be derived from incentive compensation rather than base pay.

     Mr. Maher received an incentive payment under the EICP applicable to FY 1995 of $225,000, which was 62% of his base salary. EICP payments are incentive compensation which is variable from year to year depending upon performance of the Company compared to its industry peers and accomplishment of established corporate objectives. Mr. Maher's incentive compensation for FY 1995 was based on substantial corporate achievements attained in FY 1995, including (i) a return on common equity of 12.3%; (ii) an increase in earnings to $1.45 per share for FY 1995, compared to $1.41 for FY 1994 (both on a post-stock split basis); (iii) improvements in market penetration; and (iv) development of strategic plans for the Company to successfully compete in an increasingly deregulated market.

                                      PERSONNEL AND COMPENSATION COMMITTEE

                                          Sheldon W. Fantle (Chairman)
                                          Fred J. Brinkman
                                          Daniel J. Callahan, III
                                          Melvyn J. Estrin
                                ---------------

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly cumulative total shareholder return on Washington Gas Light Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Utility Average for the period of five years commencing September 30, 1990, and ended September 30, 1995.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*

                                  WASHINGTON                       DOW JONES
      MEASUREMENT PERIOD           GAS LIGHT      STANDARD &     UTILITY AVER-
    (FISCAL YEAR COVERED)           COMPANY       POOR'S 500          AGE
1990                                    100.00          100.00          100.00
1991                                    124.00          131.00          115.00
1992                                    151.00          146.00          126.00
1993                                    185.00          165.00          151.00
1994                                    155.00          171.00          117.00
1995                                    182.00          222.00          148.00

* Assumes reinvestment of dividends daily for Standard & Poor's 500, quarterly for the Dow Jones Utility Average and Washington Gas Light Company. This calculation is based on $100 invested on September 30, 1990.

                        (2) RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the appointment of Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of the Company for fiscal year 1996. The appointment was made upon the recommendation of the Audit Review Committee, which is composed of directors who are not officers or otherwise employees of the Company. This firm has been similarly employed by the Company since 1949. Representatives of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (2)

                         (3) APPROVAL OF THE DIRECTORS'
                            STOCK COMPENSATION PLAN

     The Company proposes that the shareholders approve the Directors' Stock Compensation Plan (the "Directors' Stock Plan"). This is a new plan that provides that non-employee directors ("outside directors") receive part of their retainer fees in the form of Common Stock rather than in cash. The Directors' Stock Plan was adopted by the Board on October 25, 1995, subject to approval by the Company's stockholders. The approval of the Directors' Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the meeting.

     Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting with respect to determining the vote on the Directors' Stock Plan. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting with respect to determining the vote on the Directors' Stock Plan.

     The following paragraphs summarize the principal features of the Directors' Stock Plan. This summary is subject, in all respects, to the terms of the Directors' Stock Plan. The Company will provide promptly upon request and without charge, a copy of the full text of the Directors' Stock Plan to each person to whom a copy of the proxy statement is delivered. Requests should be directed to: Douglas V. Pope, Secretary, Washington Gas Light Company, 1100 H St., NW, Washington, DC 20080.

                        SUMMARY OF DIRECTORS' STOCK PLAN

     The Board believes that the Directors' Stock Plan will assist in the recruitment and retention of Directors and will benefit the Company by promoting a greater identity of interest between the outside directors and shareholders through ownership of the Company's Common Stock.

     The Directors' Stock Plan provides for each non-employee director to receive $5,000 of his or her retainer fee in the form of Common Stock rather than in cash.

     No director who is an employee of the Company or one of its related entities is eligible to participate in the Directors' Stock Plan. Effective with the Annual Meeting, the Company's Board will consist of seven outside directors who will be eligible to participate in the Directors' Stock Plan.

     The Directors' Stock Plan provides that as of each March 1 during the ten-year term of the Plan, the Company shall issue to each eligible director that number of whole shares of Common Stock which, when multiplied by the average of the high and low prices per share of the Company's Common Stock on the New York Stock Exchange on that date, shall as nearly as possible be equal to but not exceed $5,000. The value of a fractional share, and the remainder of the retainer fee, will be paid in cash.

     If this Directors' Stock Plan is approved by the Stockholders, the first issuance of Common Stock pursuant to the Directors' Stock Plan will occur on March 1, 1996. The last issuance of Common Stock pursuant to the Directors' Stock Plan will occur on March 1, 2006.

     The shares of Common Stock awarded under the Directors' Stock Plan are nonforfeitable and the participating directors will be immediately and fully vested in Common Stock issued under the Directors' Stock Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, directors may sell shares issued under the Directors' Stock Plan at any time. Up to 40,000 shares of Common Stock may be issued under the Directors' Stock Plan. The aggregate share limitation will be adjusted to reflect stock dividends, stock splits, consolidations or other changes in the Company's capitalization.

     The Directors' Stock Plan provides that the Board may amend or terminate the Plan. An amendment will be subject to shareholder approval if such approval is required by law, resolution or applicable stock exchange rule, or if the Board of Directors determines that such approval is advisable.

     The following table illustrates the benefits that would have been provided under the Directors' Stock Compensation Plan if the Plan had been in effect during 1995.

                               NEW PLAN BENEFITS
                       DIRECTORS' STOCK COMPENSATION PLAN

                         POSITION                            DOLLAR VALUE ($)    NUMBER OF UNITS
----------------------------------------------------------   -----------------   ----------------
Non-Executive Directors                                         $40,000(1)           2,013(2)

---------------
(1) This amount represents the fair market value of the Common Stock that would have been issued eight directors who would have been eligible to participate in the Directors' Stock Plan. Each eligible director would have received Common Stock with a fair market value of $5,000.

(2) The number of shares was determined using a price of $19.87 per share, which was, the average of the high and low prices per share of the Company's Common Stock traded on the New York Stock Exchange on March 1, 1995 (adjusted to give effect to a 2-for-1 stock split effective May 1, 1995).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTORS' STOCK COMPENSATION PLAN AND AUTHORIZATION TO ISSUE UP TO 40,000 SHARES OF COMMON STOCK UNDER THE PLAN.
                                ---------------

                            (4) STOCKHOLDER PROPOSAL

     Mrs. Evelyn Y. Davis, whose address is The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, has given the Company notice of her intention to present a proposal for consideration by the stockholders at the annual meeting. The proposal of Mrs. Davis, who is owner of record of 280 shares of common stock of the Company, is set forth below in the form of a resolution along with her supporting statement.

     YOUR BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY OPPOSE THE ADOPTION OF THE FOLLOWING PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL AND, THEREFORE, RECOMMEND THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL.

                              STOCKHOLDER PROPOSAL

     RESOLVED, "That the stockholders of Washington Gas Light, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

     The statement submitted by Mrs. Davis in support of her resolution is as follows:

     REASONS: "Many states have mandatory cumulative voting, so do National Banks." "In addition, many corporations have adopted cumulative voting."

     Last year the owners of 2,384,361 shares, representing approximately 18.7% of the shares voting, voted for this proposal.

     "If you AGREE, please mark your proxy FOR this resolution."

            OPPOSITION OF YOUR BOARD OF DIRECTORS AND THE MANAGEMENT
                             AND REASONS THEREFOR:

     Your Board of Directors believes it is important for each member of the Board to represent all stockholders, not just a particular interest group or faction.

     Persons serving on this Company's Board of Directors have wide experience in law, public accounting, business and finance. Directors are not elected to represent a particular viewpoint, and the Directors do not believe it is desirable to select candidates for election in that manner.

     These objectives of your Directors are fundamentally different from the objectives of a cumulative voting procedure. Cumulative voting could permit a relatively small group of stockholders to elect a particular Director. A Director elected through cumulative voting might therefore become (or appear to become) an advocate for a particular stockholder group. This result would be directly opposite to the purpose of having each member of your Board of Directors represent all stockholders.

     For these reasons, the Board of Directors and the management oppose the proposed resolution.

     Mrs. Davis has submitted substantially the same proposal in the preceding ten years and it was defeated by a vote of over 80% of shares voting on the proposal each year.

     THE BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY RECOMMEND A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.
                                ---------------

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on such matters.
                                ---------------

     The Annual Report for 1995, including financial statements, was mailed to stockholders on or about January 5, 1996.

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K. PLEASE DIRECT THESE REQUESTS TO: MARIA FRAZZINI; MANAGER -- FINANCIAL RELATIONS; WASHINGTON GAS LIGHT COMPANY; 1100 H ST., N.W., WASHINGTON, D.C. 20080.

     The solicitation of proxies is being made on behalf of the Board of Directors, and the cost will be borne by the Company. Brokerage houses and other custodians will be reimbursed by the Company for their expenses in forwarding proxy materials to principals. Further solicitation of proxies may be made by telephone or other communication by regular employees of the Company. Morrow & Company has been retained by the Company for a fee of $6,500, plus expenses, to assist in the solicitation of proxies.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Proposals by stockholders which are intended to be presented at the Company's next annual meeting of stockholders must be received by the Company not later than September 22, 1996.

                                VOTING BY PROXY

     Proxy cards will be voted as specified, but if not otherwise marked they will be voted: "FOR" Proposals (1), (2) and (3) and "AGAINST" Proposal (4).

                                             By order of the Board of Directors,

                                                                 Douglas V. Pope
                                                                       Secretary

January 19, 1996

                          WASHINGTON GAS LIGHT COMPANY


                                DIRECTORS' STOCK
                               COMPENSATION PLAN




                         AS ADOPTED ON OCTOBER 25, 1995

                          WASHINGTON GAS LIGHT COMPANY
                       DIRECTOR'S STOCK COMPENSATION PLAN


                                   ARTICLE I

                                  DEFINITIONS


         1.01 AFFILIATE means any "subsidiary" or "parent" corporation of the Company (as such terms are defined in section 424 of the Code).

         1.02    BOARD means the Board of Directors of the Company.

         1.03    CODE means the Internal Revenue Code of 1986, as amended.

         1.04    COMMON STOCK means the common stock of the Company.

         1.05    COMPANY means Washington Gas Light Company.

         1.06    DATE OF AWARD means each March 1 during the term of the Plan.

         1.07 FAIR MARKET VALUE means, on any given date, the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by the Wall Street Journal.

         1.08 PARTICIPANT means a member of the Board who satisfies the requirements of Article IV.

         1.09 PLAN means the Washington Gas Light Company Directors' Stock Compensation Plan.

                                   ARTICLE II

                                    PURPOSES

         The Plan is intended to assist the Company in promoting a greater identity of interest between the Company's non-employee directors and its shareholders, and to assist the Company in attracting and retaining non-employee directors by affording Participants an opportunity to share in the future success of the Company.

                                  ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Company's Vice President of Human Resources in a manner that is consistent with the provisions of this Plan. The Company's Vice President of Human Resources shall not be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan shall be borne by the Company and its Affiliates.

                                   ARTICLE IV

                                  ELIGIBILITY

         Each member of the Board who is not an employee of the Company or an Affiliate, and who has not been employed by the Company or one of its Affiliates during the twelve months preceding the Date of Award will participate in the Plan during his or her service on the Board.

                                   ARTICLE V

                                     AWARDS

         Shares of Common Stock will be awarded to each Participant as of each Date of Award. Subject to Article VIII's limitation on the number of shares of Common Stock which may be issued under the Plan, on each Date of Award each Participant will be awarded the number of whole shares determined by dividing $5,000 by the Fair Market Value on the Date of Award. A fractional share shall not be issued under the Plan but instead each Participant shall be paid the Fair Market Value of the fractional shares (determined as of the Date of Award), in cash with the balance of his or her retainer fee for the year.

                                   ARTICLE VI

                               VESTING OF SHARES

         The shares of Common Stock awarded under the Plan will be immediately vested and nonforfeitable. Subject to the requirements of Article IX, the shares awarded under the Plan may be sold or transferred by the Participant at any time.

                                  ARTICLE VII

                               SHAREHOLDER RIGHTS

         Participants will have all the rights of shareholders with respect to shares awarded under the Plan. Accordingly, Participants will be entitled to vote the shares and receive dividends.

                                  ARTICLE VIII

                               SHARES AUTHORIZED

         Up to forty thousand shares of Common Stock may be awarded under the Plan. If the Company effects one or more stock dividends, stock split-ups, subdivisions, reclassifications, or consolidations of shares, or other similar changes in capitalization after the Plan's adoption by the Board, the maximum number of shares that may be awarded under the Plan shall be proportionately adjusted.

                                   ARTICLE IX

            COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Common Stock shall be awarded and no certificates for shares of Common Stock shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock issued under the Plan may bear such legends and statements as the Company may deem advisable to assure compliance with federal and state law and regulations. No Common Stock shall be awarded and no certificates for shares of Common Stock shall be delivered until the Company has obtained such consent or approval as it may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.01 UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         10.02 RULES OF CONSTRUCTION. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The references to any statute, regulation, or other property of law shall be construed to refer to any amendment to or successor of such provisions of law.

                                   ARTICLE XI

                               AMENDMENT OF PLAN

         The Board may amend the Plan from time to time. No amendment may become effective until shareholder approval is obtained if such approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Common Stock may be listed, or if the Board in its discretion determines that the obtaining of such shareholder approval is for any reason advisable. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

                                  ARTICLE XII

                                DURATION OF PLAN

         The final award under the Plan will be made as of the Date of Award in 2006. The Board may terminate the Plan sooner by appropriate action. The Plan will terminate automatically, without action by the Board, if there are insufficient shares available to make the awards described in the Plan.

                                  ARTICLE XIII

                             EFFECTIVE DATE OF PLAN

         The Plan will become effective once it is adopted by the Board and approved by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. No awards will be made under the Plan prior to approval of the Plan, by the Company's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.


1.  Election of all Directors  FOR all nominees  / /           WITHHOLD AUTHORITY to vote      / /
                               listed below                    for all nominees listed below

    Nominees: Michael D. Barnes, Fred J. Brinkman, Daniel J. Callahan, III,
              Orlando W. Darden, James H. DeGraffenreidt, Jr., Melvyn J.
              Estrin, Patrick J. Maher, Karen Hastie Williams, Stephen G. Yeonas

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

2.  Ratification of the Appointment of Auditors.

    FOR  / /                AGAINST  / /               ABSTAIN  / /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

3.  Directors' Stock Plan.

    FOR  / /                AGAINST  / /               ABSTAIN  / /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL 4.

4.  Stockholder Proposal.

    FOR  / /                AGAINST  / /               ABSTAIN  / /

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                                 Change of Address and  / /
                                                 or Comments Mark Here

                                            Please sign exactly as name or names
                                            appear on this proxy. If stock is
                                            held jointly, each holder should
                                            sign. If signing as attorney,
                                            trustee, executor, administrator,
                                            custodian, guardian or corporate
                                            officer, please give full title.

                                            Date: ______________________, 19__

                                            ----------------------------------
                                                         Signature

                                            ----------------------------------
                                                Signature (if held jointly)

                                            VOTES MUST BE INDICATED      / /
                                            (X) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.


                         WASHINGTON GAS LIGHT COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR ANNUAL MEETING FEBRUARY 21, 1996


     I(WE) here appoint Patrick J. Maher and Stephen G. Yeonas and each of them as proxies, with full power of substitution to each, to act and vote in the name of the undersigned with all the powers that the undersigned would possess if personally present, on all matters, including the election of Directors, which may come before the February 21, 1996 Annual Meeting of the Shareholders of Washington Gas Light Company and any adjournment of such meeting, hereby revoking any prior conflicting proxies. The meeting will be held at the Capital Hilton Hotel, 16th and K Streets, N.W., Washington, D.C. on Wednesday, February 21, 1996 at 10 a.m.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THIS PROXY WHEN PROPERLY EXECUTED AND PRESENTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

                    (Continued, and to be signed and dated on the reverse side.)

                       WASHINGTON GAS LIGHT COMPANY
                       P.O. BOX 11038
                       NEW YORK, N.Y. 10203-0038

                              EDGAR APPENDIX

        In the printed version of this document, photographs of the directors. (Barnes, Brinkman, Callahan, Darden, DeGraffenreidt, Estrin, Maher, Williams and Yeonas) appear to the left of the captions as indicated on EDGAR pages two, three, four and five.

        The total return on investment table on page twelve of this document is presented in the printed version by a line graph.